Exhibit 10.23

[GOLDEN
NUGGET
letterhead]

ROBERT KOCIENSKI
Executive Vice President
Chief Financial Officer

February 10, 1999

Ms. Margaret Carnell
Elizabeth Properties Trust
1912 South Maryland Parkway
Las Vegas, NV  89104

RE:	Lease Agreement – Elizabeth Properties Trust &
Golden Nugget, Inc.

Dear Ms. Carnell:

Pursuant to paragraph 4.1 of that certain lease made and entered into the 1st day of May, 1976, by and between Elizabeth Properties Trust (“Landlord”), and GNLV, Corp. (“Tenant”), Tenant hereby gives notice of its intent to exercise the 25 year option which will extend the lease to and including April 30, 2025.

Please execute the enclosed copy of this letter and return to acknowledge our lease extension.

Sincerely,

/s/ Robert Kocienski
Robert Kocienski

BK/ljd

ELIZABETH PROPERTIES TRUST

BY	/s/ Margaret Carnell
as Trustee